Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form F-1 of our report dated July 27, 2016 with respect to the audited consolidated financial statements of Newater Technology, Inc. for the years ended December 31, 2015 and 2014.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

July 27, 2016